Exhibit 2.1

California Secretary of State Electronic Filing

General Stock Corporation - Articles of Incorporation

Entity Name: Entity (File) Number: File Date: Entity Type: Jurisdiction:	California Tequila, Inc C4587244 04/27/2020 General Stock Corporation California

Detailed Filing Information

1.	Corporate Name:	California Tequila, Inc

2.	Business Addresses:

	a. Initial Street Address of Corporation:	30012 Aventura, Suite A Rancho Santa Margarita, California, 92688 United States of America

	b. Initial Mailing Address of Corporation:	30012 Aventura, Suite A Rancho Santa Margarita, California, 92688 United States of America

3.	Agent for Service of Process: Individual Agent:	Andy Ulmer 30012 Aventura, Suite A Rancho Santa Margarita , California, 92688 United States of America

4.	Shares:	100,000

5.	Purpose Statement:	The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

The incorporator affirms the information contained herein is true and correct.

Incorporator:	Andrew Ulmer

Use bizfile.sos.ca.gov for online filings, searches, business records, and resources.